Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information Contact:
Patrick J. McEnany	Melody Carey
Catalyst Pharmaceutical Partners	Rx Communications Group
Chief Executive Officer	Co-President
(305) 529-2522	(917) 322-2571
pmcenany@catalystpharma.com	mcarey@rxir.com

Catalyst Pharmaceutical Partners Reports Fourth Quarter and Year-end 2011

Financial Results

CORAL GABLES, FL, April 2, 2012 — Catalyst Pharmaceutical Partners, Inc. (Nasdaq: CPRX), a specialty pharmaceutical company that focuses on the development and commercialization of prescription drugs targeting diseases and disorders of the central nervous system, today reported financial results for the fourth quarter and year ended December 31, 2011.

Patrick J. McEnany, Chief Executive Officer of Catalyst, commented, “We are pleased with the progress that Catalyst has made in the fourth quarter and over the last year. 2011 was an important year for the Company as we further strengthened Catalyst in pursuit of our clinical goals for CPP-109 and CPP-115. We are very close to completing enrollment in our pivotal Phase II(b) CPP-109 trial for cocaine addiction and, in December 2011, we initiated our first-in-man Phase I(a) safety study for CPP-115. We have much to look forward to in 2012. We expect to complete our pivotal Phase II(b) trial of CPP-109 by the end of the year and to obtain top-line results from this trial early in the first quarter of 2013. We also expect to complete and obtain top-line results from our Phase I(a) safety study of CPP-115 in the second quarter of 2012. As we continue to advance our programs, we are taking steps to advance discussions with potential strategic partners.”

Financial Results

For the year ended December 31, 2011, Catalyst’s net loss was $6,391,062, or $0.29 per basic and diluted share, compared to a net loss of $4,006,323, or $0.22 per basic and diluted share, in the prior year. Research and development expenses for 2011 were $3,383,965, compared to $2,306,781 in 2010. General and administrative expenses for 2011 were $2,698,174, compared to $2,206,358 in 2010.

For the fourth quarter of 2011, Catalyst’s net loss was $2,351,934, or $0.10 per basic and diluted share, compared to a net loss of $728,754, or $0.04 per basic and diluted share, for the same period in 2010.

At December 31, 2011, Catalyst had cash and cash equivalents of $6.0 million and no debt. Catalyst believes that its existing cash and cash equivalents will be sufficient to meet its projected operating requirements through the first quarter of 2013.

Clinical Development Update

CPP-109

In November 2010, Catalyst commenced a U.S. Phase II(b) 200-subject, 12-site, double-blind, placebo-controlled trial to evaluate CPP-109 as an effective treatment for cocaine addiction, in partnership with the National Institute on Drug Abuse (NIDA) and the Veterans Administration Cooperative Studies Program (VA). This trial, being conducted under a protocol designed to mitigate compliance issues that were observed in Catalyst’s prior U.S. clinical studies and trials and to enhance subject recruitment to target trial subjects who appear to be genuinely interested in seeking treatment to overcome their addiction to cocaine, progressed well during 2011. Catalyst believes that NIDA’s support further validates the potential for CPP-109 to help solve the global problem of cocaine addiction. Catalyst expects to report top-line results from this trial early in the first quarter of 2013. Assuming success, Catalyst believes that this trial will serve as one of the adequate and well-controlled trials required to support approval of an NDA.

In March 2011, researchers at the University of Pennsylvania commenced a 60-subject, double-blind, placebo-controlled, investigator-sponsored study to evaluate the use of CPP-109 for the treatment of patients addicted to both cocaine and alcohol. Catalyst has provided CPP-109, matching placebo and financial support to conduct eye-safety examinations to facilitate the study. Catalyst hopes the study, if successful, will expand upon the initial promising results reported by Brodie, et al. in 2009 in The American Journal of Psychiatry, in which significantly increased abstinence from alcohol use in subjects taking vigabatrin was reported, in addition to significantly increased abstinence from cocaine use.

CPP-115

In September 2010, CPP-115 was granted orphan drug designation by the FDA for the treatment of infantile spasms. This designation is granted for novel drugs that treat diseases or conditions affecting fewer than 200,000 patients in the United States. The designation potentially provides Catalyst with a 7-year period of U.S. marketing exclusivity for CPP-115 for the treatment of infantile spasms. CPP-115 has also been granted orphan medicinal product designation in the EU for the treatment of West Syndrome (a form of infantile spasms), which potentially provides a 10-year period of EU marketing exclusivity. In addition, CPP-115 has been granted Fast Track status by the FDA for the treatment of cocaine addiction.

During the fourth quarter of 2011, Catalyst completed the Investigational Drug Application (IND) enabling studies, filed an IND with the FDA for CPP-115 and commenced a Phase I(a) human clinical trial evaluating the safety of CPP-115 in healthy volunteers. Catalyst expects to report the results of this Phase I(a) clinical trial during the second quarter of 2012.

About Catalyst Pharmaceutical Partners, Inc.

Catalyst Pharmaceutical Partners, Inc. is a development-stage specialty pharmaceutical company focused on the development and commercialization of prescription drugs targeting diseases and disorders of the central nervous system. Catalyst has two products in development, and is currently evaluating its lead product candidate, CPP-109 (vigabatrin), for the treatment of cocaine dependency. CPP-109 has been granted “Fast Track” status by the U.S. Food & Drug Administration (FDA) for the treatment of cocaine dependency. Catalyst also expects to evaluate CPP-109 for the treatment of other addictions. Catalyst is also developing CPP-115, a next generation GABA aminotransferase inhibitor, which is more potent than vigabatrin and potentially has reduced side effects (e.g., visual field defects, or VFDs) from those associated with vigabatrin. Catalyst is planning to develop CPP-115 for several indications, including addiction, epilepsy (initially infantile spasms) and for other selected CNS indications. CPP-115 has been granted “Fast Track” status for the treatment of cocaine dependency by the FDA, has been granted orphan drug designation for the treatment of infantile spasms by the FDA and has been granted orphan drug medicinal designation for the treatment of West Syndrome by the European Commission (EC). Catalyst believes that it controls all current intellectual property for drugs that have a mechanism of action related to the inhibition of GABA aminotransferase. For more information about Catalyst, go to www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst’s ongoing clinical trials and studies will be successful; (ii) whether such trials and studies will be completed and results obtained on the expected time schedule; (iii) whether Catalyst will ever be able to file NDAs for and commercialize CPP-109 and CPP-115; and (iv) those other factors described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that Catalyst has filed with the U.S. Securities and Exchange Commission (“SEC”) reporting its financial position and results of operations as of and for the year ended December 31, 2011, could adversely affect Catalyst’s ability to obtain these results. Copies of the Company’s filings with the SEC are available from the SEC, may be found on Catalyst’s web site or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development-stage company)

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2011	2010	2009
Revenues – government grant	$—	$488,958	$—
Operating costs and expenses:
Research and development	3,383,965	2,306,781	5,097,440
General and administrative	2,698,174	2,206,358	2,177,954

Total operating costs and expenses	6,082,139	4,513,139	7,275,394

Loss from operations	(6,082,139)	(4,024,181)	(7,275,394)
Interest income	10,985	17,858	33,466
Change in fair value of warrants liability	(319,908)	—	—

Loss before income taxes	(6,391,062)	(4,006,323)	(7,241,928)
Provision for income taxes	—	—	—

Net loss	$(6,391,062)	$(4,006,323)	$(7,241,928)

Net loss per share—basic and diluted	$(0.29)	$(0.22)	$(0.48)

Weighted average shares outstanding – basic and diluted	21,728,292	18,580,223	15,066,799

CATALYST PHARMACEUTICAL PARTNERS, INC.

(a development-stage company)

CONDENSED BALANCE SHEETS

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$6,029,067	$5,475,158
Government grant receivable	—	134,025
Prepaid expenses	199,116	166,221

Total current assets	6,228,183	5,775,404
Property and equipment, net	12,186	45,573
Deposits	8,888	10,511

Total assets	$6,249,257	$5,831,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$263,934	$105,933
Accrued expenses and other liabilities	569,867	193,028

Total current liabilities	833,801	298,961
Accrued expenses and other liabilities, non current	9,518	14,748
Warrants liability, at fair value	1,645,240	—

Total liabilities	2,488,559	313,709
Total stockholders’ equity	3,760,698	5,517,779

Total liabilities and stockholders’ equity	$6,249,257	$5,831,488